Exhibit 10.1
CONSULTING AGREEMENT

Pursuant to this Consulting Agreement (this “Agreement”), effective as of June 30, 2023 (the “Effective Date”), Invitae Corporation, a Delaware corporation (the “Company”), and Christine Gorjanc (“Consultant”) hereby agree as follows:

1.Services and Payment. Consultant agrees to provide the services described in Exhibit A attached hereto (the “Services”). As the only consideration due Consultant for such Services, the Company will provide Consultant with the consideration described in Exhibit A attached hereto. The consulting relationship between the Company and Consultant, whether commenced before, upon or after the Effective Date of this Agreement, is referred to herein as the “Relationship.”

2.Confidential Information.

(a)Definition. For purposes of this Agreement, “Confidential Information” means information not generally known or available outside the Company and information entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation, all Inventions (as defined below), technical data, trade secrets, know-how, research, product or service ideas or plans, software code and designs, developments, processes, formulas, techniques, biological materials, mask works, designs and drawings, hardware configuration information, information relating to employees and other service providers of the Company (including, but not limited to, their names, contact information, jobs, compensation and expertise), information relating to suppliers and customers (including, but not limited to, those on whom Consultant called or with whom Consultant became acquainted during the Relationship), information relating to stockholders or lenders, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information.

(b)Protection of Confidential Information. At all times during the term of the Relationship and thereafter, Consultant will hold in strictest confidence and not disclose Confidential Information to any person, firm, corporation or other entity without prior written authorization from the Company, and will not use Confidential Information except to perform the Services, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the item or items involved. Consultant will not make any copies of Confidential Information except as authorized by the Company.

(c)Third Party Information and Other Rights. Consultant’s agreements in this Section 2 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence. This Agreement is intended to supplement, and not to supersede, any rights the Company may have with respect to the protection of trade secrets or confidential or proprietary information.

(d)No Disclosure or Use of Information of Others. Consultant will not disclose to the Company, or use for its benefit, any confidential information or material in violation of the rights of Consultant’s former or other employers or clients or any other third parties. Consultant will not improperly use or disclose, or bring onto the premises of the Company, any confidential or proprietary information or material of any third party for which Consultant has provided or currently provides service.

(e)Confidential Disclosure in Reporting Violations of Law or in Court Filings. Consultant acknowledges and the Company agrees that Consultant may disclose Confidential Information in confidence directly or indirectly to federal, state, or local government officials, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. Consultant may also disclose Confidential Information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b).

3.Ownership of Inventions.

(a)Definition. For purposes of this Agreement, “Inventions” mean discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. Inventions include, but are not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. For purposes of this Agreement, “Company Inventions” mean any Inventions that Consultant, solely or jointly with others, authors, discovers, develops, conceives or reduces to practice, in whole or in part, in connection with, or as a result of, the Services performed for the Company or using Confidential Information of the Company, except as provided in Section 3(i) hereof.

(b)Inventions Retained. Attached hereto as Exhibit B is a complete list describing (without disclosing any third party confidential information) all Inventions that, as of the Effective Date, belong solely to Consultant or belong to Consultant jointly with others, that relate in any way to any of the Company’s current or proposed businesses, products, technologies or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, Consultant represents that there are currently no such Inventions.

(c)Assignment of Company Inventions. Consultant will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all right, title and interest of Consultant in and to any and all Company Inventions throughout the world, including all copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights and all other intellectual property rights of any sort relating thereto. Consultant agrees that all Company Inventions are “works made for hire” to the greatest extent permitted by applicable law. Consultant hereby waives and irrevocably quitclaims to the Company or its designee any and all claims, of any nature whatsoever, that Consultant now has or may hereafter have for infringement of any and all Company Inventions and intellectual property rights related thereto.

(d)License to Inventions. If in the course of the Relationship Consultant uses or incorporates into any Company Invention any confidential information or Inventions in which Consultant or a third party has an interest and which is not covered by Section 3(c) hereof, Consultant will promptly so inform the Company. Whether or not Consultant gives such notice, Consultant hereby irrevocably grants to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with full right to transfer and sublicense, to practice and exploit such confidential information and Inventions and to make, have made, copy, modify, make derivative works of, use, sell, import and otherwise distribute under all applicable intellectual property rights without restriction of any kind.

(e)Moral Rights. To the extent allowed by law, this Section 3 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively, “Moral Rights”). To the extent Consultant retains any such Moral Rights under applicable law, Consultant hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or on behalf of the Company and agrees not to assert any Moral Rights with respect thereto. Consultant will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

(f)Maintenance of Records. Consultant agrees to maintain adequate and current written records of all Company Inventions. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings or any other format. The records will be available to and remain the sole property of the Company at all times. Consultant agrees to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Section 9 hereof.

(g)Patents and Copyrights. Consultant agrees to assist the Company or its designee, at its expense, in every proper way to secure the Company’s or its designee’s rights in the Company Inventions and any copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights or other intellectual property rights of any sort relating thereto throughout the world, including the disclosure of information with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations and all other instruments which the Company or its designee shall deem necessary to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign to the Company or its designee, and any successors, assigns and nominees, the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patent rights, trademark rights, mask work rights, sui generis database rights and other intellectual property rights of any sort relating thereto throughout the world. Consultant agrees that Consultant’s obligation to execute any such instrument or papers shall continue during and after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, and prosecution, issuance, maintenance or transfer of, letters of patents, copyrights, trademarks, mask works and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and will not be affected by Consultant’s subsequent incapacity.

(h)Exploitation of Company Inventions. All decisions with respect to the time, manner, form and extent of publication or other use or exploitation of any Company Inventions will rest exclusively with the Company.

(i)Exception to Assignments. Consultant understands that the Company Inventions will not include, and the provisions hereof requiring assignment of inventions to the Company do not apply to, any Invention which qualifies fully for exclusion under the provisions attached hereto as Exhibit C. In order to assist in determining which Inventions qualify for such exclusion, Consultant will advise the Company promptly in writing, during and after the term of the Relationship, of all Inventions solely or jointly authored, discovered, developed, conceived or reduced to practice by Consultant, in whole or in part, during the Relationship.

4.Company Property. Consultant agrees that (a) if Consultant uses the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages and voice messages), Consultant will have no expectation of privacy with respect to information stored on or communicated using such systems and that Consultant’s activity and any files or messages on or using any of those systems may be monitored at any time without notice, and (b) any property situated on the Company’s premises, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

5.Reimbursement for Expenses. Certain expenses may be identified on Exhibit A as reimbursable by the Company. If and only if Exhibit A provides for the reimbursement of such expenses, Consultant may obtain reimbursement of such expenses by submitting expense reports with receipts or such other documentation as may be required under the Company’s policies or under the terms of this Agreement. All other expenses incurred by Consultant in connection with providing the Services under this Agreement will be the sole responsibility of Consultant.

6.Policies.

(a)Executive Officer Policies. Consultant shall at all times during the performance of this Agreement strictly adhere to and obey (i) any and all rules and regulations under applicable law as well as (ii) any and all policies of the Company in effect from time to time to the extent governing the conduct of any of the Company’s executive officers (the “Policies”). Without limitation, a default under any the Policies shall be a default under this Agreement.

(b)Company’s Insider Trading Policy. Without limiting the provisions of Section 6(a) above, in connection with the performance of this Agreement Consultant shall comply at all times with (i) all applicable securities laws and regulations, (ii) all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade, and (iii) the Company’s Insider Trading and Communications Policy (a/k/a the Company’s

Policy as to Trades in the Company’s Securities By Company Personnel and Treatment of Confidential Information), including that Consultant will not engage in any transaction involving the offer or sale of securities of the Company (and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company) at any time that either the Consultant is in possession of material non-public information concerning the Company or the trading window for any of the Company’s executive officers is closed.

7.Warranty. Consultant warrants that (a) the Services will be performed in a professional and workmanlike manner consistent with industry standards; (b) all work under this Agreement will be Consultant’s original work, and neither the Services nor any Company Inventions, nor any development, use, production, distribution or exploitation thereof, will infringe, misappropriate or violate any intellectual property or other rights of any person or entity (including, without limitation, Consultant); (c) Consultant has the full right to provide the Company with the assignments and rights provided for herein and otherwise to fully perform Consultant’s obligations under this Agreement; (d) Consultant will have each person who may be involved in any way with, or have any access to, any Services or Confidential Information enter into (prior to any such involvement or access) a binding agreement for the Company's benefit that is at least as protective of the Company’s rights as provided herein; (e) Consultant will comply with all applicable laws and regulations in the course of performing the Services; and (f) Consultant has obtained, and will maintain in full force and effect, any licenses that may be required to perform the Services.

8.Continuation of Non-Solicitation Obligations. Consultant agrees that he will continue to abide by all provisions of the Invitae Corporation At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, which was executed in connection with Consultant’s employment with the Company.

9.No Conflicting Obligations. Consultant represents and warrants that Consultant’s performance of the Services and all other obligations under this Agreement does not and will not breach any written or oral agreement Consultant has entered into, or will enter into, with any other party. Consultant will not induce the Company to use any Inventions or confidential information or material belonging to any other client, employer or other third party. Consultant agrees not to enter into any written or oral agreement that conflicts with this Agreement or otherwise creates a conflict of interest with Consultant’s Services.

10.Term; Termination. This Agreement is effective as of the Effective Date and will continue for a term of one hundred eighty (180) days. Consultant agrees that, upon any termination of this Agreement or any earlier request of the Company, (a) Consultant will deliver to the Company (and will not retain, copy or deliver to anyone else) any and all keys, passes, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, sketches, laboratory notebooks, materials, flow charts, equipment or other documents or property developed by Consultant pursuant to this Agreement or the consulting arrangement contemplated hereby, or otherwise belonging to the Company; and (b) will sign and deliver a certificate that certifies to Consultant’s full compliance with the provisions of this Section 9 in such form as may be reasonably acceptable to the Company. Notwithstanding any provision herein to the contrary, Sections 2 and 6 through 11 hereof and any remedies for breach of this Agreement shall survive any termination or expiration of this Agreement. The Company may communicate any obligations of Consultant under this Agreement to any other (or potential) client or employer of Consultant or any other third party.

11.Independent Contractor; No Employee Benefits. Consultant agrees that Consultant is an independent contractor (not an employee or other agent) solely responsible for the manner and hours in which Services are performed, is solely responsible for all taxes, withholdings and other statutory, regulatory or contractual obligations of any sort, and is not entitled to participate in any employee benefit plans, group insurance arrangements or similar programs of the Company. Consultant will ensure that any employees, contractors and other service providers of Consultant involved in the Services are bound to the foregoing, and to all of Consultant's obligations under any provision of this Agreement, for the Company’s benefit, and Consultant will be responsible for any noncompliance by them. Consultant agrees to indemnify the Company from any and all claims, damages, liability, settlement, attorneys’ fees and expenses, as incurred, on account of the foregoing or any breach of this Agreement or any other action or inaction by, for or on behalf of, Consultant.

12.General Provisions.

(a)Governing Law; Venue. This Agreement will be governed by the laws of the State of Utah, without giving effect to the principles of conflict of laws.

(b)Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire agreement and understanding between the parties relating to its subject matter and supersedes all prior discussions and agreements (whether oral or written) between the parties with respect thereto. No amendments or waivers to this Agreement will be effective unless in writing and signed by the party against whom such amendment or waiver is to be enforced. The failure of either party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights.

(c)Severability. If any provision of this Agreement is deemed void or unenforceable, such provision will nevertheless be enforced to the fullest extent allowed by law, and the validity of the remainder of this Agreement will not be affected.

(d)Successors and Assigns. Consultant may not assign, transfer or subcontract any obligations under this Agreement without the written consent of the Company. Any attempt to do so will be void. The Company may assign its rights and obligations under this Agreement in whole or part. This Agreement will be binding upon Consultant’s heirs, executors, administrators and other legal representatives, and Consultant’s successors and permitted assigns, and will be binding on and for the benefit of the Company and its successors and assigns.

(e)Remedies. Consultant acknowledges and agrees that violation of this Agreement will cause the Company irreparable harm and that the Company will therefore be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, if such bond or security is required, Consultant agrees that a $1,000 bond will be adequate), in addition to any other rights or remedies that the Company may have for a breach of this Agreement. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to recover a reasonable allowance for attorneys’ fees and litigation expenses in addition to court costs.

(f)Notices. All notices under this Agreement must be in writing and will be deemed given when delivered personally or by confirmed facsimile or email, one (1) day after being sent by nationally recognized courier service, or three (3) days after being sent by prepaid certified mail, to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other party by written notice.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

INVITAE CORPORATION

By: /s/ Desarie French
(Signature)

Name: Desarie French
Title: Chief Talent Officer
Address:

Invitae Corporation
1400 16th Street
San Francisco, CA 94103
legal@invitae.com

CONSULTANT:

/s/ Christine Gorjanc
(Signature)
Christine Gorjanc

Address:

Email address:

EXHIBIT A

SERVICES AND COMPENSATION

Services:
Function as the Company’s interim CFO, including:
A.Provide day-to-day executive leadership for planning, implementing, managing, and controlling all financial-related activities of the Company; ensure delivery of reporting per the Company and public company protocols.
B.Lead and oversee direct reports in the Finance function of the Company’s organization and provide leadership to stabilize the team.
C.Assess financial staff and make recommendations for any suggested development opportunities or changes based on this evaluation.
D.Support the hand-off to an alternate interim CFO or the new permanent CFO, as appropriate, and the phase-in of this new leader.
The Consultant will report directly to Ken Knight, the Company’s CEO.

Compensation:

•In consideration of Consultant’s performance of the Services, the Company agrees to pay Consultant a rate of $387.50 per hour.

•Consultant shall be reimbursed for reasonable expenses (including travel expenses) incurred by Consultant in the performance of Services hereunder within sixty (60) days of invoice; provided, however, that expenses shall be (i) invoiced on a monthly basis, (ii) consistent with the policies of the Company therefore, and (iii) incurred only with the prior written consent of the Company.

•Consultant shall submit invoices on or about the 10th day of each month, which Company shall pay within sixty (60) days after receipt.

A-1

EXHIBIT B

LIST OF PRIOR INVENTIONS EXCLUDED UNDER SECTION 3(b)

Title	Date	Identifying Number or Brief Description

B-1

If no inventions, improvements, or original works of authorship are listed, I hereby represent that I have none to disclose.

    Additional sheets attached

Signature of Consultant: /s/ Christine Gorjanc
Print Name of Consultant: Christine Gorjanc

Date: June 30, 2023

B-2

EXHIBIT C

CALIFORNIA LABOR CODE SECTION 2870

Section 2870. Application of provision providing that employee will assign or offer to assign rights in invention to employer.

(a)Any provision in an employment agreement which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)Result from any work performed by the employee for his employer.

(b)To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

C-1